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                                                                    Exhibit 99.2

                    [FORM OF NOTICE OF GUARANTEED DELIVERY]

                                 FOR TENDER OF
                    11-7/8% SENIOR NOTES DUE 2010, SERIES A
                             (THE "SENIOR NOTES")

                                       OF

                        FOCAL COMMUNICATIONS CORPORATION

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Senior Notes pursuant to the Exchange Offer described in the Prospectus dated __________, 2000 (as the same may be amended or supplemented from time to time, the "Prospectus") of Focal Communications Corporation, a Delaware corporation (the "Company"), if certificates for the Senior Notes are not immediately available, or time will not permit the Senior Notes, the Letter of Transmittal and all other required documents to be delivered to Harris Trust and Savings Bank (the "Exchange Agent") prior to 5:00 p.m., New York City time, on __________, 2000 or such later date and time to which the Exchange Offer may be extended (the "Expiration Date"), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering Senior Notes" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                         HARRIS TRUST AND SAVINGS BANK

By Facsimile:             By Mail:                                By Overnight Courier or Hand:
(212) 701-7636            Harris Trust and Savings Bank           Harris Trust and Savings Bank
(212) 701-7637            c/o Harris Trust Company of New York    c/o Harris Trust Company of New York
                          Wall Street Station                     Wall Street Plaza
                          P. O. Box 1010                          88 Pine Street, 19th Floor
                          New York, New York 10268-1010           New York, New York 10005
                          Attention:  Reorganization Dept.        Attention:  Reorganization Dept.
Confirm by telephone to:
(212) 701-7624

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the Senior Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Senior Notes."

Name(s) of Registered Holder(s):
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                                    (Please Print or Type)
 Signature(s):
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Address(es):
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Area Code(s) and Telephone Number(s):
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Account Number:
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Date:
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         Certificate No(s).                          Principal Amount of
           (if available)                           Senior Notes Tendered*


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*  Must be in integral multiples of $1,000 stated principal amount at maturity.

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Senior Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Senior Notes, into the Exchange Agent's account at the book-entry transfer facility of The Depository Trust Company ("DTC")) with delivery of a properly completed and duly executed Letter of Transmittal (or manually-signed facsimile thereof), with any required signature guarantees, or an Agent's Message, in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

     The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Senior Notes (or a confirmation of book-entry transfer of such Senior Notes into the Exchange Agent's account at DTC) and the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.


Name of Firm
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                                                     Authorized Signature

Address                                     Name
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                                                      Please Print or Type

                          Zip Code          Title
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Telephone No.                               Dated
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